Exhibit 5.1

FISCHER

F|B|C|&|Co

www.fbclawyers.com

146 Menachem Begin Rd., Tel Aviv 6492103, Israel | Tel. 972.3.694.4111, Fax. 972.3.609.1116

Tel. 972-3-69441111
Fax. 972-3-6091116
fbc@fbclawyers.com

December 29, 2023

BioLineRx Ltd.
2 Hamayan Street
Modi’in 7177871
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to BioLineRx Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which registers the offer and sale by the Company, from time to time, of up to U$$250,000,000, in the aggregate, of ordinary shares, par value NIS 0.10 per share (“Ordinary Shares”), of the Company (the “Shares”), including in the form of American Depositary Shares (“ADSs”), warrants to purchase Ordinary Shares, including in the form of ADSs, debt securities, subscription rights and a combination of such securities, separately or as units (collectively, the “Securities”), in one or more offerings.

The Registration Statement also includes a prospectus supplement pursuant to which the Company may offer and sell ADSs (each ADS representing 15 Ordinary Shares) having an aggregate offering price of up to $21,000,000 (the “ATM Shares”) under an at-the-market offering agreement dated September 3, 2021, between the Company and H.C. Wainwright & Co. LLC (the “Offering Agreement”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In rendering the opinion expressed herein, we have examined the originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement to which this opinion letter is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors of the Company (the “Board”) that relate to the Registration Statement and the actions to be taken in connection therewith, (iv) resolutions of the Board approving the execution of the Offering Agreement and the actions to be taken in connection therewith; and (v) such other corporate records or other documents, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for this opinion.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for this opinion.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of such latter documents.  We have assumed the same to have been properly given and to be accurate.  We have also assumed the truth of all facts communicated to us by the Company and that all consents and minutes of meetings of the Board that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.  We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

(1)
With respect to the Ordinary Shares and the Ordinary Shares underlying the ADSs, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares and ADSs, the terms of the offering thereof and related matters (the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement (including any post-effective amendments) under the Securities Act, and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report on Form 6-K, pursuant to which the Ordinary Shares or ADSs may be issued and sold, and (e) receipt by the Company of the consideration for the Ordinary Shares or ADSs as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and the applicable convertible Securities, if any, pursuant to which the Shares may be issued, the Shares, including any Ordinary Shares issued upon exercise or conversion of any Securities, will be validly issued, fully paid and non-assessable.

(2)
With respect to the Ordinary Shares represented by the ATM Shares, assuming that prior to the issuance of any ATM Shares under the Offering Agreement, the price, number of Ordinary Shares represented by the ATM Shares and certain other terms of issuance with respect to any specific placement notice delivered under the Offering Agreement will be authorized and approved by the Board or a pricing committee of the Board in accordance with Israeli law, all corporate proceedings necessary for the authorization, issuance and delivery of the Ordinary Shares represented by the ATM Shares shall have been taken and, upon issuance pursuant to the terms of the Offering Agreement and in accordance with resolutions of the Board related to the offering of the Ordinary Shares represented by the ATM Shares, the Ordinary Shares represented by the ATM Shares will be validly issued, fully paid and non-assessable.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued (including the Authorizing Resolutions, a Securities Agreement (if applicable) and an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

With respect to our opinion as to the Ordinary Shares and the Ordinary Shares underlying the ADSs, including any Ordinary Shares issued upon exercise or conversion of any Securities, including the ATM Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles as then in effect and that the consideration for the issuance and sale of the Ordinary Shares is in an amount that is not less than the nominal (par) value of the Ordinary Shares.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ FISCHER (FBC & Co.) FISCHER (FBC & Co.)